 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2019

  BLACKBOXSTOCKS INC.

 (Exact name of registrant as specified in its charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

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If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 – Entry into a Material Definitive Agreement.

On May 21, 2019, Blackboxstocks, Inc. (the “Company”) issued an 8% Fixed Convertible Promissory Note (the “HGC Note”) to Harbor Gates Capital, LLC for a total principal amount of up to $550,000, which included an original issue discount of 10% on the investment amount of up to $500,000. The HGC Note consideration is deliverable in two tranches, the first in the amount of $350,000 upon the effective date and up to an additional $150,000 upon mutual agreement by the Company and the holder within 30 days of the effective date. The HGC Note bears interest at a rate of 8% per annum and matures six months after the date of each payment (the “Maturity Date”). If the Company prepays the HGC Note within 90 days, the Company must pay a cash redemption premium of 110%; if such prepayment is made between the 91st day and the 180th day, then such redemption premium is 115%. In the event that an event of default occurs under the HGC Note, a mandatory default penalty of 15% of the outstanding principal shall be added to the principal of the Note and the note shall begin accruing additional interest, in addition to the 8% per annum, at a rate of 18% per annum. The holder of the HGC Note is also granted piggyback registration rights with respect to the shares of Common Stock issued upon conversion and a right of first refusal upon additional financing sought while the note remains outstanding.

Pursuant to the HGC Note, the holder may convert all or a portion of the outstanding principal into shares of Common Stock of the Company at a conversion price per share equal to $0.65 until the Maturity Date and thereafter at the lower of (i) $0.65 or (ii) 65% of the lowest closing bid price during the 15 prior trading days, provided, however, that (i) if the Common Stock is not deliverable by DWAC, the conversion price shall be reduced by 5%, and (ii) if the Company experiences a DTC “Chill” on its shares of Common Stock, the conversion price shall be reduced by 10% while such DTC “Chill” remains in effect, such that, if both (i) and (ii) occur, the conversion price shall be reduced by an additional 15%. At all times, the Company must have reserved the amount of shares of Common Stock equal to at least five times the number of shares of Common Stock issuable upon conversion of the HGC Note.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the issuance of the HGC Note is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the HGC Note is incorporated herein by reference. The issuance of the HGC Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Act.

On April 10, 2019 the Company entered into a Securities Purchase Agreement with an investor for the purchase of 153,847 shares of Common Stock and a Warrant, exercisable for a period of 5 years, to purchase 100,000 shares of Common Stock at an exercise price of $0.65 per share. The aggregate purchase price for the securities was $100,000.55.

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On or about May 3, 2019 the Company entered into a Securities Purchase Agreement with an investor for the purchase of 76,924 shares of Common Stock. The aggregate purchase price for the securities was $50,000.60.

On May 22, 2019 the Company entered into a Securities Purchase Agreement with an investor for the purchase of 38,462 shares of Common Stock and a Warrant, exercisable for a period of 5 years, to purchase 19,231 shares of Common Stock at an exercise price of $0.65 per share. The aggregate purchase price for the securities was $25,000.30.

The Common Stock and Warrants described above were privately offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act. The Company reasonably believed that each of the purchasers of such securities had access to information concerning its operations and financial condition, were acquiring the securities for their own account and not with a view to the distribution thereof, and each investor qualified as an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Furthermore, no "general solicitation" was made by the Company with respect to sale of any of the securities. At the time of their issuance, the securities described above were deemed to be restricted securities for purposes of the Securities Act and the documentation representing the securities bear legends and/or non-transfer provisions to that effect.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

4.1	Form of 8% Fixed Convertible Promissory Note of Blackboxstocks, Inc. dated May 21, 2019
4.2	Form of Warrant Agreement
10.1	Securities Purchase Agreement dated April 10, 2019
10.2	Securities Purchase Agreement dated May 3, 2019
10.3	Securities Purchase Agreement dated May 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019

BLACKBOXSTOCKS INC.

By:	/s/ Gust Kepler
Name:	Gust Kepler
Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

4.1	Form of 8% Fixed Convertible Promissory Note of Blackboxstocks, Inc. dated May 21, 2019
4.2	Form of Warrant Agreement
10.1	Securities Purchase Agreement dated April 10, 2019
10.2	Securities Purchase Agreement dated May 3, 2019
10.3	Securities Purchase Agreement dated May 22, 2019